NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA.

NUMBER

NanoFlex Power Corporation

SHARES

AUTHORIZED COMMON STOCK:
600,000,000 SHARES
PAR VALUE: $0.0001

CUSIP NO. 63009W 10 8

This Certifies that

Is The Record Holder Of

SPECIMEN

Fully paid and non-assessable shares of Common Stock of

NanoFlex Power Corporation

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

NANOFLEX POWER CORPORATION
CORPORATE
Seal
FLORIDA

Robert J. Fasnacht, President

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

Countersigned by VStock Transfer, LLC
Cedarhurst, New York 11516

Authorized Signature